As filed with the Securities and Exchange Commission on March 4, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ESS TECH, INC.
(Exact name of Registrant as specified in its charter)

Delaware	98-1550150
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
26440 SW Parkway Ave., Bldg. 83
Wilsonville, OR 97070
(Address of Principal Executive Offices, including zip code)
ESS Tech, Inc. 2021 Equity Incentive Plan
(Full title of the plan)
Eric Dresselhuys
Chief Executive Officer
26440 SW Parkway Ave., Bldg. 83
Wilsonville, OR 97070
(855) 423-9920
(Name, address and telephone number, including area code, of agent for service)
Copies to:

Mark B. Baudler Christoph Luschin Alexandra Perry Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Amir Moftakhar Chief Financial Officer 26440 SW Parkway Ave., Bldg. 83 Wilsonville, Oregon 97070 (888) 423-9920

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY STATEMENT
ESS Tech, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register (i) 5,400,000 additional shares of common stock, par value $0.0001 per share (“Common Stock”), under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”), pursuant to the automatic annual share increase provision set forth in Section 3(b) of the 2021 Plan and (ii) 3,898,643 shares of Common Stock underlying option awards (the “Assumed Awards”) issued upon conversion of existing option awards outstanding under the Energy Storage Systems, Inc. 2014 Equity Incentive Plan, as amended (the “2014 Plan”), immediately prior to the consummation of the transactions contemplated by the Business Combination Agreement, dated May 6, 2021, by and among the Registrant (formerly known as ACON S2 Acquisition Corp.), ESS Tech Subsidiary, Inc. (formerly known as ESS Tech, Inc.), and SCharge Merger Sub, Inc., that, on or after the effectiveness of the 2021 Plan, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Registrant for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Registrant due to failure to vest. In accordance with General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on December 15, 2021 (Registration No. 333-261649), except to the extent supplemented, amended or superseded by the information set forth herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):
(1)Our Annual Report on Form 10-K (File No. 001-39525) for the fiscal year ended December 31, 2021 filed with the SEC on March 3, 2022;
(2)Our Current Report on Form 8-K (File No. 001-39525) filed on February 17, 2022 (other than information furnished rather than filed); and
(3)The description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 333-257232) filed with the SEC on October 8, 2021 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.
All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC (including, without limitation, information furnished under Item 2.02 or Item 7.01 of Current Reports on Form 8-K and the exhibits related to such items furnished under Item 9.01) shall not be deemed incorporated by reference into this Registration Statement.
Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.
The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.
EXHIBIT INDEX

		Incorporated By Reference
Exhibit	Description	Form	File No.	Exhibit No.	Filing Date

4.1**	Amended and Restated Certificate of Incorporation of ESS	8-K	001-39525	3.1	October 15, 2021

4.2**	Amended and Restated Bylaws of ESS	8-K	001-39525	3.2	October 15, 2021

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C. with respect to the legality of the securities being registered

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page hereto)

99.1†**	Energy Storage Systems, Inc. 2014 Equity Incentive Plan	S-4	333-257232	10.5	June 21, 2021

99.2†**	Amendment to ESS Tech, Inc. 2014 Equity Incentive Plan	S-4	333-257232	10.6	June 21, 2021

99.3†**	2021 Equity Incentive Plan and form of award agreements thereunder	S-4/A	333-257232	Annex D	September 9, 2021

107	Filing Fee Table (filed herewith).

**	Previously filed.

†	Indicates management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended. the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilsonville, State of Oregon, on March 4, 2022.

ESS TECH, INC.

By:	/s/ Eric P. Dresselhuys
Eric P. Dresselhuys
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric P. Dresselhuys, Craig Evans and Amir Moftakhar, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric P. Dresselhuys	Chief Executive Officer and Director (Principal Executive Officer)	March 4, 2022
Eric P. Dresselhuys

/s/ Amir Moftakhar	Chief Financial Officer (Principal Financial Officer)	March 4, 2022
Amir Moftakhar

/s/ Jeff Bodner	Chief Accounting Officer (Principal Accounting Officer)	March 4, 2022
Jeff Bodner

/s/ Craig Evans	Director and President	March 4, 2022
Craig Evans

/s/ Raffi Garabedian	Director	March 4, 2022
Raffi Garabedian

/s/ Claudia Gast	Director	March 4, 2022
Claudia Gast

/s/ Rich Hossfeld	Director	March 4, 2022
Rich Hossfeld

/s/ Michael R. Niggli	Director	March 4, 2022
Michael R. Niggli

/s/ Kyle Teamey	Director	March 4, 2022
Kyle Teamey

/s/ Alexi Wellman	Director	March 4, 2022
Alexi Wellman

/s/ Daryl Wilson	Director	March 4, 2022
Daryl Wilson